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Exhibit 5.3

Mayer Brown LLP 71 South Wacker Drive Chicago, Illinois 60606-4637 Main Tel (312) 782-0600 Main Fax (312) 701-7711 www.mayerbrown.com

March 30, 2010

Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM08
Bermuda

Assured Guaranty Municipal Holdings Inc.
31 West 52nd Street
New York, New York 10019

Re:
Registration Statement on Form S-3

Dear Ladies and Gentlemen:

        We have represented Assured Guaranty Municipal Holdings Inc., a New York corporation ("Holdings"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-3 (the "Registration Statement") relating to debt securities of Holdings (the "Holdings Debt Securities"). We have also represented Assured Guaranty Ltd., a Bermuda company ("AGO"), in connection with the preparation and filing with the Commission pursuant to the Securities Act of the Registration Statement relating to guarantees by AGO (the "AGO Debt Securities Guarantees") of the Holdings Debt Securities. All such securities are collectively referred to herein as the "Securities." Certain terms of the Securities will be established by or pursuant to resolutions of Holdings' Board of Directors and/or AGO's Board of Directors, as applicable, (the "Corporate Proceedings").

        In rendering the opinions expressed herein, we have examined and relied upon such documents, corporate records, certificates of public officials and certificates as to factual matters executed by officers of Holdings or AGO as we have deemed necessary or appropriate. We have assumed the authenticity, accuracy and completeness of all documents, records and certificates submitted to us as originals, the conformity to the originals of all documents, records and certificates submitted to us as copies and the authenticity, accuracy and completeness of the originals of all documents, records and certificates submitted to us as copies. We have assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with which the opinions expressed herein are rendered.

        Based upon and subject to the foregoing and the qualifications expressed below, we are of the opinion that:

  (i)
  The Holdings Debt Securities have been duly authorized for issuance by Holdings and, assuming the completion of the Corporate Proceedings with respect thereto and the consistency of the terms thereof with the description of the Holdings Debt Securities contained in the Registration Statement and any applicable prospectus supplement, when duly executed and delivered and authenticated in accordance with the indenture under which they are to be issued and when payment therefor is received, will constitute valid and legally binding obligations of Holdings, enforceable against Holdings in accordance with their terms, subject, as to enforceability, to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors' rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

  (ii)
  The AGO Debt Securities Guarantees, assuming the due authorization thereof, the completion of the Corporate Proceedings with respect thereto, the consistency of the terms thereof with the description of the AGO Debt Securities Guarantees contained in the Registration Statement and any applicable prospectus supplement and the due authorization of the Holdings Debt Securities guaranteed, when duly executed and delivered, and when the Holdings Debt Securities are duly executed, delivered and authenticated in accordance with the indenture under which they are to be issued and when payment therefor is received, will constitute valid and legally binding obligations of AGO, enforceable against AGO in accordance with their terms, subject, as to enforceability, to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors' rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        We are admitted to practice law in the State of Illinois and the State of New York and we express no opinions as to matters under or involving any laws other than the laws of the State of Illinois, the laws of the State of New York and the federal laws of the United States of America.

        We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Registration Statement.

Very truly yours,
/s/ MAYER BROWN LLP Mayer Brown LLP

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  Exhibit 5.3